EXHIBIT 32.1

Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the “Report”) of Precision Aerospace Components, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2016, as filed with the Securities and Exchange Commission, Victor Mondo, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2016	By:	/s/ Victor Mondo
Victor Mondo
Chief Executive Officer and President